UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2012

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

27 Union Square, West Suite 502
New York, New York  10003
Telephone No.: 212-206-1216
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Securities Purchase Agreement

On August 30, 2012, YOU On Demand Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company offered the Investors the option to purchase either (i) Class A Units (each, a “Class A Unit”), with each Class A Unit Consisting of one share (collectively, the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (b) a common stock purchase warrant (each a “Warrant,” and, collectively, the “Warrants”) to purchase one share (collectively, the “Warrant Shares”) of Common Stock at an exercise price of $4.25 per share, or (ii) Class B Units (each, a “Class B Unit”), with each Class B Unit consisting of (x) one share (collectively, the “Class B Shares”, and together with the Class A Shares, the “Shares”) of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), and (y) a Warrant.  The per unit price for each of the Class A Units and the Class B Units is $4.00 (the “Per Unit Purchase Price”).

On August 30, 2012, the Company closed the transactions contemplated by the Purchase Agreement and issued and sold to Investors (i) an aggregate of 646,250 Class A Units (consisting of an aggregate of 646,250 shares of Common Stock and Warrants to purchase 646,250 shares of Common Stock), and (ii) an aggregate of 250,000 Class B Units (consisting of an aggregate of 250,000 shares of Series C Preferred Stock and Warrants to purchase 250,000 shares of Common Stock).  The  Company received aggregate gross proceeds of $3,585,000.

The Purchase Agreement contains customary representations, warranties and covenants. In addition, the Company agreed to a negative clawback (the “Negative Clawback”) provision.  Under the Negative Clawback,  if at any time after the closing the Company consummates an underwritten public offering (a “Subsequent Public Financing”) with respect to the purchase and sale of Common Stock or preferred stock (collectively, “Additional Securities”) of the Company resulting in a price per share of such Additional Securities (after giving effect to the conversion of any preferred stock to be issued in the Subsequent Public Financing) of less than $4.00 (the “Public Financing Price”), then, simultaneously with the closing of such Subsequent Public Financing, the Company shall be obligated to issue to each Investor of Class A Units only, for no additional consideration, that number of Common Shares as is equal to (i) the number of Common Shares that would have been issuable to such  Class A Investor at closing if the Per Unit Purchase Price were equal to the greater of (A) the Public Financing Price and (B) $2.50, minus  (ii) the number of Common Shares issued to the Class A Investor at the closing.  Notwithstanding the foregoing, (i) the Company shall not consummate a Subsequent Public Financing where the Public Financing Price is below $2.50, without the prior written consent or affirmative vote of Investors representing a majority of the units sold pursuant to the Purchase Agreement, and (ii) the provisions of the Purchase Agreement regarding the Negative Clawback shall not be effective until the Negative Clawback is approved by shareholders holding a majority of the outstanding voting securities of the Company.  With respect to the Subsequent Public Financing, the Company agreed with the Investors that it would use commercially reasonable efforts to file a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission within ninety days of the closing.

The investors each agreed with the Company that they would not engage in “short sales” at any time prior to the sooner of (i) one hundred twenty days following the closing or (b) the consummation of the Company’s next offering of securities (whether public or private) in which the Company receives gross proceeds of at least $2,000,000.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Certificate attached hereto as Exhibit 10.1.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company and the Investors entered into a registration rights agreement (the “RRA”) pursuant to which the Company is obligated to file a registration statement with the U.S. Securities and Exchange Commission within thirty days following the closing to register the shares of common stock underlying the units issued to the Investors.  In addition, the Company agreed to use its commercially reasonable efforts to have the registration statement declared effective within ninety days of the closing.  Pursuant to the RRA, if the registration statement is not effective within ninety days of the closing, the Company will be obligated to pay to each Investor their pro rata portion of an amount equal to 0.5% of the gross proceeds of the offering on each of the following dates: (i) one hundred ten days following the closing, and (ii) on every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until the registration is declared effective; provided, however, that in no event shall the aggregate amount of registration delay payments exceed, in the aggregate, five percent (5%) of the gross proceeds received by the Company in the offering.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the RRA or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Certificate attached hereto as Exhibit 10.2.

Warrants

The Warrants issued to the Investors pursuant to the Purchase Agreement entitle the Investors to purchase shares of Common Stock at an initial exercise price of $4.25 per share.  The exercise price of the Warrants is subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the issuance date.  In addition,  if the Company, at any time after the closing, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues, any Common Stock or any securities convertible or exercisable into Common Stock, (except for certain exempt issuances set forth in the Warrant), at an effective price per share that is lower than the exercise price of the Warrants, then the exercise price shall be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue.  Notwithstanding the foregoing, the provisions of the Warrant regarding the reduction of the exercise price in connection with the issuance of additional securities shall have no force and effect until such provisions are approved by shareholders holding a majority of the outstanding voting securities of the Company.

The Warrants have a term of five years and are not exercisable until the six month anniversary of their issuance.  In addition, the Warrants are not exercisable on a net exercise or cashless basis.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Warrants or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the form of Warrant attached hereto as Exhibit 4.1.

Series C Preferred Stock

In connection with the closing of the offering, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock with the Secretary of State of the State of Nevada (the “Certificate”). Pursuant to the Certificate, there are 250,000 shares of Series C Preferred Stock authorized.   The holder of shares of Series C Preferred Stock will not have the right to vote and will not have full voting rights and powers equal to the voting rights and powers of holders of the Company’s Common Stock.  In addition, the holders of Series C Preferred Stock will not be entitled to convert any shares of Series C Preferred Stock into shares of the Common Stock if, after giving effect to the conversion, such holder would hold in excess of 9.99% of the Company’s outstanding Common Stock.  Each share of Series C Preferred Stock is convertible, at any time at the option of the holder, into such number of shares of common stock equal to the product of (i) the number of shares of Series C Preferred Stock to be converted, multiplied by (ii) $4.00 divided by (iii) the conversion price, which is equal to the lesser of (x) $4.00 and (y) the price per share paid by investors in a Subsequent Public Financing; provided, however, that the conversion price shall not, in any event, be less than $2.50.  Notwithstanding the foregoing, the conversion price shall equal $4.00, and there shall be no adjustment to the conversion price resulting from the price per share paid by investors in a Subsequent Public Financing, until the provisions of the Certificate regarding the adjustment to the conversion price are approved by shareholders holding a majority of the outstanding voting securities of the Company.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Certificate or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Certificate attached hereto as Exhibit 4.2.

Placement Agent

Chardan Capital Markets LLC (“Chardan”) acted as agent for the Company in connection with the offering, and, in lieu of any cash payment for acting as placement agent, received 89,375 Class A Units.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Company’s common stock issued in connection with the offering discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.  The issuance of the units and the underlying securities to the Investors pursuant to the Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

With respect to certain of the Investors, the Company issued the shares of its common stock to such Investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder.  Such investors represented to the Company that it acquired the shares for investment purposes and that the purchaser is not a “U.S. person” (as defined in Rule 902 of Regulation S) and was not acquiring the shares for the account or benefit of a U.S. person, and no directed selling efforts were made by the Company.

With respect to all other Investors, the Company issued the shares of its common stock to the Investors in reliance from registration provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.  Each of such Investors represented that it is an accredited investor as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the shares.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
4.2	Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock
10.1	Form of Securities Purchase Agreement, dated August 30, 2012, by and among the Company, the Investors and Chardan.
10.2	Form of Registration Rights Agreement, dated August 30, 2012, by and between the Company and the Investors.
99.1	Press Release, dated August 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: August 31, 2012	By:	/s/Marc Urbach
Marc Urbach
President and Chief Financial Officer